EXHIBIT 15.1

January 18, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:	The Goldman Sachs Group, Inc.

Registration Statement on Form S-3

Commissioners:

We are aware that our report dated February 24, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021 is incorporated by reference in this registration statement on Form S-3. We are also aware that our reports on our reviews of the unaudited consolidated financial statements of The Goldman Sachs Group, Inc. and its subsidiaries as of March 31, 2022, and for the three-month periods ended March 31, 2022 and 2021, as indicated in our report dated April 29, 2022, as of June 30, 2022, and for the three-month and six-month periods ended June 30, 2022 and 2021, as indicated by our report dated August 3, 2022, and as of September 30, 2022, and for the three-month and nine-month periods ended September 30, 2022 and 2021, as indicated by our report dated November 2, 2022 are incorporated by reference in this registration statement on Form S-3. Pursuant to Rule 436(c) under the Securities Act of 1933 (the Act), such reports should not be considered as parts of such registration statement, and are not reports within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/ PricewaterhouseCoopers LLP